                                                                     Exhibit 3.3

                           CERTIFICATE OF DESIGNATION

                                       of

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       of

                                CONSILIUM, INC.

       (Pursuant to Section 151 of the Delaware General Corporation Law)


     Consilium, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law by unanimous written consent of the Board of Directors dated August 15, 1997:

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the "Board") in accordance with the provisions of the Certificate of Incorporation, the Board hereby creates a series of preferred stock of the Corporation, par value $.01 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

     Section 1.    Designation and Amount.  The shares of such series shall be
                   ----------------------
designated as "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be three thousand (3,000). Such number of shares may be increased or decreased by resolution of the Board; provided, however, no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights, or warrants for, or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

     Section 2.    Dividends.
                   ---------

             a. Subject to the limitations set forth below, the holders of the Series A Preferred Stock shall be entitled to receive, from funds of the Corporation legally available therefor pursuant to the General Corporation Law of the State of Delaware (the "Legally Available Funds"), a cumulative dividend of $80 per annum on each share of Series A Preferred Stock ratably for the period that such share of the Series A Preferred Stock is outstanding (the "Period").

             b. Subject to the limitations set forth herein and by applicable state law, dividends on each share of Series A Preferred Stock shall be due and payable on or before the fifth business day following the Conversion Date (as defined below) with respect to such share
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or the Anniversary Date (as defined below), whichever is applicable, and shall paid to the holder of record of such share as such holder appears on the stock register of the Corporation on the Conversion Date or the Anniversary Date, whichever is applicable.

             c. Dividends on shares of Series A Preferred Stock shall be fully cumulative and shall accrue without regard to whether or not such dividends have been declared and whether or not there are any Legally Available Funds available for the payment of dividends.

             d. Dividends on the shares of Series A Preferred Stock shall be payable in cash, common stock of the Corporation, $0.01 par value per share (the "Common Stock"), or any combination thereof, as determined by the Board. Any Common Stock so issued as a dividend shall be deemed to have a value equal to the average of the closing bid prices of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") (or on the principal national securities exchange on which the Common Stock is admitted to trading or listed or, if not listed or admitted to trading on NASDAQ or a national securities exchange, as reported by the National Quotation Bureau, Inc. or other similar organization ("Other Exchanges") ) for the five (5) trading days immediately prior to the date such dividend is payable.

             e. No share of Series A Preferred Stock shall be entitled to participate with respect to any dividend (in any form) declared, accrued, or paid on any other class, or series thereof, of the capital stock of the Corporation.

     Section 3.    Conversion.
                   ----------

             a. The holder of any share or shares of Series A Preferred Stock shall have the right, without the payment of any additional consideration, to convert any share of Series A Preferred Stock held by such holder into that number of fully paid and non-assessable shares of Common Stock as is determined by dividing $1,000 by the Conversion Price using the following Conversion
Schedule:

             Six (6) months from the Closing Date holders shall have the right to convert twenty five (25%) percent of their total outstanding position, only if the Closing Price reported on NASDAQ or Other Exchanges is five ($5.00) dollars or above, at a fifteen (15%) percent discount from the Average Bid Price of the five (5) trading days prior to the Conversion Date; provided, however, the Company shall not be obligated to convert an aggregate number of Shares of Series A Preferred Stock greater than twenty-five (25%) percent of the number of designated shares of Series A Preferred Stock.

             Nine (9) months from the Closing Date holders shall have the right to convert an additional twenty-five (25%) percent of its total outstanding position, only if the Closing Price reported on NASDAQ or Other Exchange is five ($5.00) dollars or above, at a seventeen (17%) percent discount from the Average Bid Price of the five (5) trading days prior to the Conversion Date; provided, however, the Company shall not be obligated to convert an aggregate number of

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Shares of Series A Preferred Stock greater than fifty (50%) percent of the number of designated shares of Series A Preferred Stock.

             One (1) year from the Closing Date the holder shall have right to convert any unconverted Preferred Stock at an eighteen (18%) percent discount from the five (5) day Average Bid Price prior to the Conversion Date.

             As used herein, the Conversion Price shall mean a price equal to the above discount from the Average Bid Price (as hereinafter defined), provided, however, in no event shall the Conversion Price be less than $1.95 (the "Floor Price") or more than the difference between the Closing Bid Price and the Floor Price added to the Closing Bid Price (the "Ceiling Price"). The formula for such calculation shall be stated as follows:

             Ceiling Price = Closing Bid Price - $1.95 + Closing Bid Price

             The holder shall exercise its right to convert the Preferred Stock by telecopying an executed and completed Notice of Conversion (Exhibit A annexed hereto) to the Company and delivering the original Notice of Conversion and the certificate representing the Preferred Stock to the Company by express courier. Each business date on which a Notice of Conversion is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a conversion date. The Company will use its best efforts to transmit the certificates representing shares of Common Stock issuable upon conversion of any Preferred Stock (together with the certificates representing the Preferred Stock not so converted) to the holder via express courier, by electronic transfer or otherwise within three business days after the conversion date if the Company has received the original Notice of Conversion and Preferred Stock certificate being so converted by such date. In addition to any other remedies which may be available to the holder, in the event that the Company fails to use its best efforts to effect delivery of such shares of Common Stock within such three business day period, the holder will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

             In the event that the Common Stock issuable upon conversion of the Preferred Stock is not delivered, as a direct result of the negligence or action or inaction of the Company only, within ten (10) business days of receipt by the Company of a valid Conversion Notice and the Preferred Stock to be converted (such date of receipt referred to as the "Conversion Date"), and (i) the closing price of the Common Stock of the Company on the Nasdaq National Market on the date the Common Stock issuable upon conversion of the Preferred Stock is delivered to the Purchaser (the "Delivery Date") is lower than the Conversion Price, or (ii) the Delivery Date is not within fifteen (15) business days of the Conversion Date, the Company shall pay to the Purchaser, in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, for each $100,000 of Preferred Stock sought to be converted, $500 for each of the first ten (10) days and $1,000 per day thereafter that the Conversion Shares are not delivered, which liquidated damages shall run from the tenth or fifteenth business day after the Conversion Date. Any and all payments required pursuant to this paragraph shall be payable

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only in shares of Common Stock and not in cash. The number of such shares shall be determined by dividing the total sum payable by the Conversion Price.

          b. Any shares of Series A Preferred Stock outstanding on the second anniversary of the date on which the Series A Preferred Stock was first issued by the Corporation (the "Anniversary Date") automatically shall be converted into Common Stock on the same basis as the holder of such shares of Series A Preferred Stock may convert such shares pursuant to Section 3a above. The Corporation shall not be obligated to deliver the certificate(s) evidencing such shares of Common Stock unless the certificate(s) evidencing the Series A Preferred Stock so converted are delivered to the Corporation.

          c. (1) If the Corporation shall, at any time or from time to time, declare and pay to the holders of Common Stock a dividend in shares of Common Stock, or the Corporation shall subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock, or combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock then the Floor Price, each shall be adjusted so that the same shall equal the price determined by multiplying the Floor Price by a fraction, the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to the happening of such even and the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after the happening of such event. Such adjustment shall become effective immediately after the opening of business of the day following the record date, in the event of a stock dividend or the day upon which the subdivision or combination becomes effective, as the case may be.

               (2) If the Corporation shall, at any time or from time to time after the date on which the Series A Preferred Stock was first issued by the Corporation, make or issue, or fix a record date for the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation, including a distribution of evidence of indebtedness of the Corporation, other than shares of Common Stock, then, and in each such event, provision shall be made by the Corporation so that the holders of shares of Series A Preferred Stock shall receive upon conversion thereof, in a addition to the number of shares of Common Stock receivable thereupon, the amount of those securities of the Corporation that such holders would have received had their shares of Series A Preferred Stock been converted on the date of such even and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period.

               (3) If the shares of Common Stock issuable upon the conversion of shares of Series A Preferred Stock shall be changed into the same or any different number of shares of any class or any series of any class of capital stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or a stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for in section 7 hereof), then, and in each such event, the holder of shares of Series A Preferred Stock shall have the right thereafter to convert such shares of Series A Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such

                                       4
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reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change.

             e. At all times, the Corporation shall reserve and keep available out of its authorized but unissued Common Stock solely for issuance upon the conversion of shares of the Series A Preferred Stock as herein provided, such number of shares of Common Stock as, from time to time, shall be issuable upon the conversion of all the shares of the Series A Preferred Stock at the time outstanding.

             f. No fractional shares of Common Stock shall be issued. In lieu of the issuance of any fractional share of Common Stock that would, but for the foregoing, be issued to a holder of Series A Preferred Stock on the conversion thereof, the Corporation shall pay to such holder, in cash, the value of such fractional share which value shall be based upon the closing sale price of the Common Stock as reported on NASDAQ (or on the principal national securities exchange on which the Common Stock is admitted to trading or listed or, if not listed or admitted to trading on NASDAQ or a national securities exchange, as reported by the National Quotation Bureau, Inc. or other similar organization) for the trading day immediately preceding the effective date of such conversion.

     Section 4.    Voting Rights.  Except as required by applicable law, the
                   -------------
holders of shares of Series A Preferred Stock shall not have the right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of the Corporation's stockholders.

     Section 5.    Reacquired Shares.  Any shares of Series A Preferred Stock
                   -----------------
purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized by unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

     Section 6.    Liquidation, Dissolution or Winding Up.  In the event of any
                   --------------------------------------
liquidation, dissolution, or winding up of the Corporation, the holders of shares of the Series A Preferred Stock are entitled to receive out of assets of the Corporation available for distribution to stockholders, after satisfaction of indebtedness, but before any distribution of assets is made to holders of Common Stock or to holders of any other class of stock of the Corporation ranking junior to the Series A Preferred Stock upon liquidation, liquidating distributions on each share of Series A Preferred Stock held by such holder in the per share amount of $1,000 plus all dividends accrued and unpaid, if any, on each such share pursuant to Section 2 hereof (the "Liquidation Preference").
If, upon any liquidation, dissolution or winding up of the Corporation, the amounts payable with respect too the Series A Preferred Stock or any other shares of stock of the Corporation ranking as to any such distribution on a parity with the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred and of such other shares will share ratably

                                       5
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in any such distribution of assets of the Corporation in proportion to the full distributable amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of the Series A Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

     Section 7.    Consolidation, Merger, etc.  If the Corporation shall enter
                   --------------------------
into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, in any such case, the Corporation, as a condition precedent to such transaction, shall cause effective provisions to be made so that each holder of Series A Preferred Stock then outstanding shall have the right, by converting such share(s) of Series A Preferred Stock to acquire the kind and amount of shares of stock, securities, cash and/or other property receivable upon such consolidation, merger, combination or other transaction by a holder of the number of shares of Common stock which might have been acquired upon conversion of such Series A Preferred Stock immediately prior to such consolidation, merger, combination, or other transaction.

     Section 8.    No Redemption.  The shares of Series A Preferred Stock shall
                   -------------
not be redeemable.

     Section 9.    Amendment.  This Certificate of Designation shall not be
                   ---------
amended in any manner which should materially alter or change the powers, preferences, or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

     RESOLVED, FURTHER, that the appropriate officers of the Corporation hereby are authorized to execute and acknowledge a certificate setting forth these resolution and to cause such certificate to be filed and recorded, all in accordance with the requirements of Section 151 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its President and Chief Executive Officer this ___ day of August, 1997.



                                    -------------------------------------
                                    Laurence R. Hootnick
                                    President and Chief Executive Officer

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                                                                       EXHIBIT A


                             NOTICE OF CONVERSION

       (To be Executed by the Registered Holder in order to Convert the
                        8% Convertible Preferred Stock)

The undersigned hereby irrevocably elects to convert the Preferred Stock Certificate No. _________ into Shares of Common Stock of CONSILIUM, INC. (the "Company") according to the conditions hereof, as of the date written below.

The undersigned represents and warrants that:

       (i) that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Preferred Stock shall be made pursuant to an exemption from registration under the Act, or pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Act"), subject to any restrictions on sale or transfer set forth in the Subscription Agreement between the Company and the original holder of the Preferred Stock submitted herewith for conversion;

       (ii) the undersigned has not engaged in any transaction or series of transaction that is a part of or a plan or scheme to evade the registration requirements of the Act; and

       (iii) upon conversion pursuant to this Notice of Conversion, the undersigned will not own or deemed to beneficially own (within the meaning of the 1934 Act) 4.9% or more of the then issued and outstanding shares of the Company.


       --------------------------------       ----------------------------------
       Date of Conversion                     Applicable Conversion Price


       --------------------------------       ----------------------------------
       Number of Common Shares upon           $ Amount of Conversion
       Conversion


       --------------------------------       ----------------------------------
       Signature                              Name

       Address:                               Delivery of Shares to:



* This original Preferred Stock and Notice of Conversion must be received by the Company by the third business day following the Date of Conversion.